EXHIBIT 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation, (480) 606-3337
Financial Dynamics, Investor Relations
Jim Byers (investors), (415) 439-4504
Christopher Katis (media), (415) 439-4518

For immediate release

RURAL/METRO ANNOUNCES EXTENSION OF BANK AGREEMENT THROUGH

DECEMBER 31, 2006; PRELIMINARY, UNAUDITED 2003 FULL-YEAR RESULTS

AND RESTATEMENT ADJUSTMENTS ON PRIOR FINANCIAL STATEMENTS

SCOTTSDALE, Arizona (Sept. 29, 2003) – Rural/Metro Corporation (NASDAQ: RUREC) today announced the extension of its bank agreement through December 31, 2006, as well as preliminary, unaudited results for the year ended June 30, 2003 and restatement adjustments on prior financial statements.

Summary of Unaudited 2003 Full-Year Results

For the full year fiscal 2003, the Company reported unaudited net revenue of $496.0 million, net income of $9.0 million, and earnings per fully diluted share of $0.33, after the accretion of preferred stock. By comparison, for the full year of fiscal 2002, the Company reported unaudited restated net revenue of $469.2 million, a net loss of $48.2 million, and a net loss per fully diluted share of $3.17. The improvement in net income between years is attributable to the $12.5 million gain on the sale of the Company’s Latin American operations that occurred in the first quarter of fiscal 2003 as well as the inclusion in fiscal 2002 of a $49.5 million cumulative effect charge relating to the adoption of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” as of the beginning of fiscal 2002.

The Company has released its unaudited fiscal 2003 results at this time due to the timing of negotiations of the amendment to its credit agreement as well as complexities relating to the restatement of prior period financial statements, both of which are discussed in more detail below. The Company’s consolidated financial statements and related disclosures are not yet complete, and there is a possibility that the accompanying preliminary unaudited results will require revision. The Company intends to file its Form 10-Q for the three months ended March 31, 2003 and Fiscal 2003 Form 10-K on or before October 14, 2003.

On July 17, 2003, the Company received a letter from NASDAQ indicating that, in addition to other requirements, the Company’s March 31, 2003 10-Q and fiscal year ended 2003 10-K must be filed by September 30, 2003 for continued listing of the Company’s securities on the NASDAQ SmallCap Market. The Company is working with NASDAQ to extend that date to October 14, 2003 to coincide with the SEC’s filing requirements.

Restatement of Prior Financial Statements

During the third quarter of fiscal 2003, the Company determined that collections of accounts receivable relating to medical transportation revenue, primarily revenue recognized prior to fiscal 2001, were substantially less than originally anticipated. As a result, the related provisions for Medicare, Medicaid and contractual discounts and doubtful accounts were inadequate. The inadequacy of such provisions caused the Company’s period-end allowance for Medicare, Medicaid and contractual discounts and doubtful accounts through March 31, 2003 to be understated. The Company also determined that this situation was primarily caused by inaccurate assumptions utilized in the provision estimation process in use prior to fiscal 2001, as well as in the process utilized to subsequently assess the adequacy of such allowance.

As a result of these matters, the Company determined that its consolidated financial statements for prior periods required restatement. The accompanying preliminary unaudited financial information for the fiscal years ended June 30, 2003 and 2002 has been restated for these matters. Additionally, the unaudited net effect of the restatement adjustments for periods prior to July 1, 2001 was a reduction of accounts receivable and a corresponding increase in accumulated deficit of $36.6 million.

Jack Brucker, President and Chief Executive Officer said, “This was a complicated matter that required significant testing and analysis to assure a complete and accurate accounting. We are confident that we have implemented processes and procedures to ensure that our future provisions for Medicare, Medicaid and contractual discounts and doubtful accounts as well as the related period-end allowance are adequate.”

The Company also has determined that $1.6 million of professional fees incurred in the first quarter of fiscal 2003 in connection with the September 2002 modification to its credit facility should have been expensed rather than amortized over the term of the facility. The related adjustments have been reflected in the unaudited results for fiscal 2003.

Summary of Key Business Trends

The Company reported continued positive trending within its key operating statistics during the fiscal 2003. For the three months ended June 30, 2003, same-service-area revenues increased by 5.1% over the corresponding period in fiscal 2002. For the full year, same-service-area revenues in fiscal 2003 increased by 5.9% over the corresponding period in the prior year.

Cash collections also trended positively for fiscal 2003, showing a 4.8% improvement over fiscal 2002 levels. For fiscal 2003, cash collections averaged $1.8 million per day, compared to an average of $1.7 million per day for fiscal 2002, representing an increase in annual cash receipts of $25 million. Additionally, cash flow provided by operating activities increased by 27.5% to $11.9 million in fiscal 2003 from $9.3 million in fiscal 2002.

Capital expenditures for fiscal 2003 increased by 37.1%, from $6.9 million in fiscal 2002 to $9.4 million in fiscal 2003. “We were very pleased to make a significant capital investment in our business this year as we sought to enhance and renew our national fleet of ambulances in new and existing service areas,” Brucker said.

During the fourth quarter of fiscal 2003, the Company continued to win important renewal contracts for both medical transportation and specialty fire protection services. These contracts included long-term commitments for emergency and non-emergency ambulance services in the communities of Aurora, Colorado; Tucson, Arizona; and Shelby County (Memphis area), Tennessee. The Company also entered into renewal agreements to continue as the longstanding provider of emergency medical services to the Indianapolis Motor Speedway in Indiana, as well as airport fire protection services to the Morristown Municipal Airport in New Jersey.

Amendment of Bank Agreement

As previously reported, the effect of the previously mentioned restatement adjustments caused the Company to be out of compliance with the minimum tangible net worth covenant contained in its amended credit facility. The Company announced today that it has reached an agreement with its lenders to further amend and extend the credit facility, thereby returning the Company to full covenant compliance.

Specifically, the newly amended credit facility includes the following key provisions: maturity date extended to December 31, 2006; no required principal payments until maturity; retention of its LIBOR-based interest rate, currently set at 8.125%; and, lenders received an 11% equity stake in the Company through a grant of Series C preferred shares that are convertible into the Company’s common shares, pending stockholder approval of an increase in the number of authorized common shares. The outstanding principal balance of the loan is $152.5 million.

Brucker continued, “We are very pleased to extend the loan through 2006 and believe that our banks have demonstrated a vote of confidence in the long-term strategies of our business. As equity investors in the Company, our lenders continue to support our efforts to enhance the Company’s performance and investment value.”

“We look forward to moving ahead during fiscal 2004 to demonstrate our ability to achieve our financial goals and objectives. Our near-term growth strategy continues to target expansion in existing service areas as well as select opportunities in new markets,” he said.

Brucker added, “Another significant component of our business strategy is to further strengthen cash collections while reducing bad debt expenses through new, billing-oriented initiatives. We have been successful in enhancing the capabilities of our proprietary ambulance billing system, and we believe new initiatives planned for the coming year will result in a greater return for our stakeholders.”

A summary of certain of the Company’s key operating statistics, which have been adjusted for the effect of the restatement and reclassification of former Latin American operations, is as follows:

	Q1 ‘03 (9/30/02)	Q2 ‘03 (12/31/02)	Q3 ‘03 (3/31/03)	Q4 ‘03 (6/30/03)
EMS Transports (1)	263,194	256,710	261,627	260,939
Average EMS Patient Charge (Net/Net) (2)	$279	$288	$295	$298
Average DSO (YTD) (3)	43	43	42	42

(1)	EMS transports are defined as actual patient transports, including those under capitated contract arrangements.
(2)	Average Emergency Medical Services (EMS) Patient Charge is defined as gross EMS transport revenue less provisions for Medicare, Medicaid and contractual discounts and bad debts divided by EMS transports. For the purpose of this calculation, revenue related to capitated contracts is excluded.
(3)	Average year-to-date DSO is defined as average accounts receivable divided by net revenue per day, as calculated on a year-to-date basis.

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 26 states and more than 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

Except for historical information herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, finalization of the audit and restatement of the Company’s financial statements, the Company’s ability to retain its Nasdaq SmallCap Market listing; the Company’s ability to collect its accounts receivable; competitors’ actions; litigation matters; and the Company’s ability to sustain operating cash flow, secure new contracts, retain existing contracts, improve earnings and operating margins, further enhance the efficiency of the collection process, effectively manage collateral requirements and costs related to its insurance coverage, and remain in compliance with the terms and conditions of its credit facility. Additional factors that could affect the Company are described in its Form 10-K for the year ended June 30, 2002 under the caption “Risk Factors” in the Management’s Discussion and Analysis section, and other factors as described from time to time in the Company’s SEC filings. The Company disclaims any obligation to update its forward-looking statements.

(Tables to follow)

RURAL/METRO CORPORATION

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2003 AND 2002

(Unaudited)

(In thousands)

	Year Ended
	June 30,
	2003	%	2002	%
	(As Restated)
Net Revenue	$496,037	100.0%	$469,227	100.0%

Operating expenses:
Payroll and employee benefits	284,011	57.3%	269,123	57.4%
Provision for doubtful accounts	75,237	15.2%	70,616	15.0%
Depreciation and amortization	13,289	2.7%	16,269	3.5%
Other operating expenses	101,923	20.5%	92,114	19.6%
Restructuring charge and other	(1,421)	-0.3%	(825)	-0.2%

Total operating expenses	473,039	95.4%	447,297	95.3%

Operating income	22,998	4.6%	21,930	4.7%
Interest expense	(28,012)	-5.6%	(25,462)	-5.4%
Interest income	192	0.0%	625	0.1%
Other income (expense), net	1,653	0.3%	757	0.2%

Loss from continuing operations before income taxes and cumulative effect of change in accounting principle	(3,169)	-0.6%	(2,150)	-0.5%
Income tax (provision) benefit	(197)	0.0%	2,055	0.4%

Loss from continuing operations before cumulative effect of change in accounting principle	(3,366)	-0.7%	(95)	0.0%
Income (loss) from discontinued operations	12,332	2.5%	1,444	0.3%

Income before cumulative effect of change in accounting principle	8,966	1.8%	1,349	0.3%
Cumulative effect of change in accounting principle	—	0.0%	(49,513)	-10.6%

Net income (loss)	8,966	1.8%	(48,164)	-10.3%
Less: Accretion of redeemable preferred stock	(3,604)	-0.7%	—	0.0%

Net income (loss) applicable to common stock	$5,362	1.1%	$(48,164)	-10.3%

Income (loss) per share
Basic
Loss from continuing operations before the
cumulative effect of change in accounting principle
after the accretion of redeemable preferred stock	$(0.44)		$(0.01)
Income from discontinued operations	0.77		0.10

Income (loss) from continuing operations before the Income (loss) before the cumulative effect of change in accounting principle after the accretion of redeemable preferred stock	0.33		0.09
Cumulative effect of change in accounting principle	—		(3.26)

Net income (loss) applicable to common stock	$0.33		$(3.17)

Diluted
Loss from continuing operations before the cumulative effect of change in accounting principle after the accretion of redeemable preferred stock	$(0.44)		$(0.01)
Income (loss) from discontinued operations	0.77		0.10

Income (loss) from continuing operations before the Income (loss) before the cumulative effect of change in accounting principle after the accretion of redeemable preferred stock	0.33		0.09
Cumulative effect of change in accounting principle	—		(3.26)

Net income (loss) applicable to common stock	$0.33		$(3.17)

Average number of shares outstanding—Basic	16,116		15,190

Average number of shares outstanding—Diluted	16,116		15,190

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2003 AND 2002

(Unaudited)

(In Thousands)

	2003	2002
		(As Restated)
ASSETS
Current assets
Cash	$11,369	$9,828
Accounts receivable, net	52,830	59,968
Inventories	11,504	12,220
Prepaid expenses and other	11,733	9,015

Total current assets	87,436	91,031

Property and equipment, net	43,010	48,532
Goodwill	41,167	41,244
Insurance deposits	6,950	8,228
Other assets	14,032	9,256

Total assets	$192,595	$198,291

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$12,248	$11,961
Accrued liabilities	57,641	73,719
Deferred subscription fees	16,317	15,409
Current portion of long-term debt	1,329	1,633

Total current liabilities	87,535	102,722

Long-term debt, net of current portion	305,310	298,529
Other liabilities	181	477
Deferred income taxes	650	650

Total liabilities	393,676	402,378

Minority interest	—	379

Redeemable preferred stock	7,793	—

Stockholders’ equity (deficit)
Common stock	166	159
Additional paid-in capital	135,405	138,470
Accumulated deficit	(343,206)	(352,172)
Accumulated other comprehensive income	—	10,316
Treasury stock	(1,239)	(1,239)

Total stockholders’ deficit	(208,874)	(204,466)

	$192,595	$198,291

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2003 AND 2002

(Unaudited)

(In thousands)

	2003	2002
		(As Restated)
Cash flow from operating activities
Net income (loss)	$8,966	$(48,164)
Adjustments to reconcile net income (loss) to cash provided by operations—
Non-cash portion of gain on disposal of Latin American operations	(13,732)	—
Non-cash reversal of restructuring charge and other	(1,421)	(825)
Cumulative effect of a change in accounting principle	—	49,513
Depreciation and amortization	13,313	16,210
Gain on sale of property and equipment	(540)	(285)
Provision for doubtful accounts	75,237	70,771
Undistributed losses of minority shareholder	—	(9)
Deferred income taxes	—	(300)
Equity earnings net of distributions received	(1,269)	(249)
Amortization of deferred financing costs	2,038	726
Amortization of debt discount	26	26
Non-cash stock compensation expense	—	73
Change in assets and liabilities—
Increase in accounts receivable	(68,675)	(65,653)
Decrease in inventories	656	948
(Increase) decrease in prepaid expenses and other	(2,914)	(3,018)
(Increase) decrease in other assets	1,404	(2,621)
Increase in accounts payable	1,316	1,337
Decrease in accrued liabilities and other liabilities	(3,424)	(9,854)
Increase in deferred subscription fees	908	702

Net cash provided by operating activities	11,889	9,328

Cash flow from investing activities
Capital expenditures	(9,400)	(6,854)
Proceeds from the sale of property and equipment	1,818	1,022

Net cash used in investing activities	(7,582)	(5,832)

Cash flow from financing activities
Repayments on revolving credit facility	—	(1,263)
Repayment of debt and capital lease obligations	(1,569)	(1,862)
Cash paid for debt issuance costs	(1,583)	—
Issuance of common stock	407	456

Net cash used in financing activities	(2,745)	(2,669)

Effect of currency exchange rate change	(21)	302

Increase in cash	1,541	1,129
Cash, beginning of the period	9,828	8,699

Cash, end of the period	$11,369	$9,828